SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2016

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 4, 2016, CenterState Banks, Inc. (“Company”) issued a press release announcing its wholly owned subsidiary, CenterState Bank of Florida, N.A. (“Bank”), entered into an agreement on February 3, 2016 with the Federal Deposit Insurance Corporation (“FDIC”) to terminate all existing loss share agreements with the FDIC (“Termination Agreement”).   A copy of the Termination Agreement is furnished herewith as Exhibit 10.1.  The Company received payment of approximately $5.5 million from the FDIC resulting in an estimated net loss on termination of agreements equal to approximately $17.5 million, or approximately $11.5 million after tax.  The effect on diluted earnings per share for the first quarter of 2016 is estimated to be a reduction of approximately $0.25 per share.  These loss share agreements were entered into by the Bank in 2010 and 2012 in conjunction with the Bank acquiring substantially all of the assets and assuming substantially all of the liabilities of five failed banks in FDIC-assisted acquisitions and the assumption of loss share agreements of two failed banks assumed by the Bank pursuant to its acquisition of First Southern Bank in June 2014.  A copy of the press release is furnished herewith as Exhibit 99.1.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.  Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, and otherwise in our SEC reports and filings.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits:

Exhibit 10.1   Termination Agreement among Federal Deposit Insurance Corporation, Receiver of Olde Cypress Community Bank, Clewiston, Florida; Receiver of Community National Bank at Bartow, Bartow, Florida; Receiver of Independent National Bank, Ocala, Florida; Receiver of Central Florida State Bank, Belleview, Florida; Receiver of First Guaranty Bank and Trust Company of Jacksonville, Jacksonville, Florida; Receiver of Haven Trust Bank Florida, Ponte Vedra Beach, Florida; and Receiver of First Commercial Bank of Florida, Orlando, Florida; Federal Deposit Insurance Corporation and CenterState Bank of Florida, dated February 3, 2016

Exhibit 99.1    Press Release of CenterState Banks, Inc. issued on February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date:  February 4, 2016